UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐       Preliminary Proxy Statement
☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐       Definitive Proxy Statement
☐       Definitive Additional Materials
☒       Soliciting Material Pursuant to §240.14a-12
WEST CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[LETTERHEAD OF SIDLEY AUSTIN LLP]
July 6, 2006
VIA FACSIMILE AND FEDERAL EXPRESS
Polygon Global Opportunities Master Fund
c/o Polygon Investment Partners L.L.P.
Attn: Mr. Sean Côté
598 Madison Avenue
14th Floor
New York, New York 10022
          Re:       June 28, 2006 letter requesting inspection of books and records
Dear Mr. Côté:
          I am writing on behalf of West Corporation in response to the letter of Polygon Global Opportunities Master Fund (“Polygon”) dated June 28, 2006 (the “Demand”), which purports to demand inspection and copying of certain records of West Corporation. We acknowledge receipt of the Demand.
          Please be advised that the Demand does not comply with Section 220 of the Delaware General Corporation Law (the “Statute”) in a number of respects, and fails to involve a proper purpose for the inspection sought, as required by the Statute.
          Because Polygon has publicly filed the Demand with the Securities and Exchange Commission on a Schedule 14A on June 29, 2006, West Corporation is publicly filing this response. Please also be advised that West Corporation intends to file publicly next week its preliminary proxy statement regarding the special meeting of stockholders for the consideration of the proposed transaction.

Very truly yours,
/s/ Walter C. Carlson

Walter C. Carlson

WCC:dsd

cc:	Mr. Thomas B. Barker Kenneth J. Nachbar, Esq. (via Facsimile and Federal Express)

Additional Information and Where to Find It
In connection with the proposed transaction, West Corporation intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”), and will furnish to stockholders of West Corporation such proxy statement. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF WEST CORPORATION ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by West Corporation with the SEC, may be obtained (when available) free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of West Corporation may obtain free copies of the documents filed with the SEC by directing a request through the Investors Relations portion of West Corporation’s website at www.west.com or by mail to West Corporation, 11808 Miracle Hills Drive, Omaha, NE, 68154, attention: Investor Relations, telephone: (402) 963-1500. You may also read and copy any reports, statements and other information filed by West Corporation with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
West and certain of its directors, executive officers and other members of its management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in West’s proxy statements and Annual Reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the merger when it becomes available.

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